Exhibit 10.29

SPECIAL INCENTIVE AWARD PROGRAM FOR

SELECTED EMPLOYEES OF U.S. PIPE

ARTICLE I

ESTABLISHMENT AND PURPOSE

1.1 Establishment. United States Pipe and Foundry Company, LLC, an Alabama limited liability company (the “Company”), hereby establishes the Special Incentive Award Program (the “Program”), as set forth herein, for the benefit of an Eligible Employee (as herein defined) of the Employer. The Program has been approved by the Compensation and Human Resources Committee of MWP (as herein defined), as the Administrator (as herein defined) of the Program, and implemented by duly authorized officers of the Company.

1.2 Purpose. The Company established the Program to reward and retain an Eligible Employee with a cash award provided the Eligible Employee remains employed through certain specified dates and upon the occurrence of certain events before those dates. The Company intends the Program to be a “bonus program” within the meaning of Department of Labor Regulation section 2510.3-2(c).

1.3 Administrator Approval. Any Additional Incentive Awards (as defined in Section 3.3) granted under the Program are issued as incentive awards under the Management Incentive Plan (as herein defined) and any payment of such Award requires that the Committee have met the terms of the Plan and certified performance over the applicable period.

ARTICLE II

DEFINITIONS

2.1 “Administrator” means the Chairman of the Board, as the designee of the Compensation and Human Resources Committee of the Board, as the administrator of the Program. In the event of a Change in Control of the Company, the Administrator means the entity or person designated by the Successor to administer the Program.

2.2 “Award” means a Special Incentive Award or an Additional Incentive Award, as such terms are defined in Article III.

2.3 “Board” means the Board of Directors of MWP.

2.4 “Cause” means an Eligible Employee’s (a) conviction of a felony or any other crime or act involving dishonesty, fraud or moral turpitude; (b) fiduciary breach against MWP, the Company or the Successor; (c) action in violation of the MWP Code of Business Conduct and Ethics or other material policy of MWP or the Company, (d) failure to adequately perform his or her duties; (e) negligence in the performance of his or her duties.

2.5 “Change in Control” shall mean (a) any person (other than MWP or any affiliate of MWP and any trustee or other fiduciary holding securities under an employee benefit plan of the Company) becomes the beneficial owner, directly or indirectly, of membership interests of Company representing a Majority Controlling Interest of the Company or (b) the Company sells or disposes of a Majority Controlling Interest of the Company’s assets to any person that is not an affiliate of the Company (or any transaction or series of transactions having a similar effect).

2.6 “Company” means United States Pipe and Foundry Company, LLC, an Alabama limited liability company.

2.7 “Effective Date” means the effective date of a Change in Control of the Company at any time before April 30, 2012.

2.8 “Eligible Employee” means an Employee who is notified in writing that he or she is eligible to participate in the Program and who executes an agreement in the form attached as Exhibit A. As specifically provided in Article VII, the Administrator has the sole discretion to determine whether an individual is an Eligible Employee. Such determination is conclusive and binding on all parties notwithstanding any contrary determination by any court or governmental agency including, but not limited to, the Internal Revenue Service.

2.9 “Employee” means an employee of the Company.

2.10 “Majority Controlling Interest” means ownership of more than eighty percent (80%) of the combined voting power of the Company’s then outstanding membership or similar interests or more than eighty percent (80%) of the Corporation’s assets determined by book value, or in either case such lesser percentage in excess of 51% that shall be deemed by MWP’s Compensation and Human Resources Committee to be a Majority Controlling Interest.

2.11 “Management Incentive Plan” means the MWP 2010 Management incentive Plan, as adopted by its stockholders.

2.12 “MWP” means Mueller Water Products, Inc.

2.13 “Successor” means the successor to the Company following a Change in Control.

ARTICLE III

ELIGIBILITY AND PARTICIPATION

3.1 General Eligibility. An Employee who is notified in writing that he or she is eligible to participate in the Program shall become an Eligible Employee upon the date the Employee executes the eligibility agreement attached as Exhibit A, and an Eligible Employee shall be entitled to receive the Awards set forth herein provided the business of the Company has been operated in the ordinary course at all times prior to the Effective Date and the conditions to such reward are otherwise met as set forth below. In addition, each Eligible Employee is subject to a strict fiduciary duty of loyalty to the Company and MWP at all times until the Effective Date and shall not breach that duty of loyalty in any respect, through agreements, oral understandings or otherwise. Whether the business of the Company has been operated in the ordinary course and whether any Eligible Employee had breached a duty of loyalty to the Company or MWP shall be based on the sole discretion of the Compensation and Human Resources Committee of MWP, acting as the Administrator, and any Successor shall not have the authority to make such a determination.

3.2 Special Incentive Award Eligibility. An Eligible Employee shall be entitled to receive a Special Incentive Award if a Change in Control occurs prior to April 30, 2012 and the Eligible Employee has remained an Employee through the Effective Date, provided, however, that if an Eligible Employee’s employment has been terminated by any action by the Company without Cause prior to the Effective Date, he or she shall be deemed to have been an Employee on the Effective Date for the sole purpose of determining whether that Eligible Employee was eligible for a Special Incentive Award. If the Eligible Employee’s employment terminates for any other reason prior to the Effective Date (including a termination due to death, disability, retirement, resignation, or otherwise), he or she shall not be eligible to receive a Special Incentive Award.

3.3 Additional Incentive Award Eligibility. An Eligible Employee shall be entitled to receive an Additional Incentive Award if (A) the Eligible Employee is eligible for the Special Incentive Award and (B) the Company meets targeted goals to be set by the Administrator for the Performance Period. Such goals shall be established as provided in the Management Incentive Plan. The Additional Incentive Award shall be determined by MWP’s Compensation and Human Resources Committee, and not by any Successor.

ARTICLE IV

PAYMENT DATE

4.1 Award Payment Dates. The Company or the Successor, as the case may be, shall pay each Special Incentive Award as soon as administratively feasible after the Effective Date, but in no event later than a date that is thirty (30) days following the Effective Date. The Company or the Successor, as the case may be, shall pay each Additional Incentive Award as soon as administratively feasible after the Effective Date, but in no event later than a date that is thirty (30) days following the Effective Date, or, if the amount of the Additional Incentive Award has cannot be determined by MWP’s Compensation and Human Resources Committee prior to that date, within thirty (30) days after such determination (which, if the Effective Date occurs in calendar year 2011 shall in no event be later than March 15, 2012).

ARTICLE V

UNFUNDED STATUS OF AWARD

5.1 Unfunded Status of Award. Each award payable under this Program is a bookkeeping entry only. No entity shall set aside any assets to pay any amounts under the Program. No Eligible Employee shall have an interest in any particular assets of the Company, the Successor, or any subsidiary or affiliate of the Company or the Successor by reason of the right to receive an award under this Program. An Eligible Employee with a right to receive an award under this Program shall have only the rights of a general unsecured creditor of the Company.

ARTICLE VI

NO VESTED RIGHTS

6.1 No Vested Right. No Eligible Employee shall have a vested right to any amount under the Program before the applicable dates set forth in Article III. The Company intends this document to set forth the terms and conditions pursuant to which an Eligible Employee may become entitled to an award. Neither this document nor the Program generally is a contract between the Eligible Employee and any other person or entity.

ARTICLE VII

ADMINISTRATION

7.1 Administration. The Administrator administers the Program. The Administrator has the full power to construe, interpret and make all determinations under the Program including, but not limited to, the determination (a) whether an individual is an Eligible Employee; (b) the amount of each award under the Program; and (c) whether the Eligible Employee has met any requirement under the Program. The Administrator has the full power to establish, amend and waive rules for the Program’s administration. All determinations and decisions the Administrator makes under the Program are binding on all persons including the Company and the Successor. No individual shall be entitled to receive an award unless the Administrator determines, in its sole discretion, that the individual has met the Program’s requirements to receive an award.

ARTICLE VIII

SUCCESSORS AND ASSIGNS

8.1 Successors and Assigns. All obligations of the Company under the Program shall be binding on any successor to the Company. Upon a Change in Control, the Successor shall assume sponsorship of the Program and any obligation or liability which remains as of such date including, but not limited to, the obligation to pay a Special Incentive Award and an Additional Incentive Award.

ARTICLE IX

MISCELLANEOUS

9.1 General Rights. Subject to the following sentence, the Company may amend, suspend or terminate the Program at any time and from time to time by action of the Board. Notwithstanding the preceding sentence, neither the Company nor the Successor may amend the Program to negatively affect any award that has been issued under the Program, or at any time after the Effective Date, without the prior written consent of the Participant. Notwithstanding any provision in this Program to the contrary, the Program shall terminate as of the date all liabilities are satisfied hereunder.

MWP, as the current owner of all the membership interests in the Company, is a third party beneficiary of the Program. The amounts paid hereunder shall be unique for this Program, and not be counted toward determining amounts payable under any other plan, program or agreement of MWP or the Company.

9.2 Taxes. The Company shall deduct or withhold all amounts necessary to satisfy federal, state and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Program.

Notwithstanding anything to the contrary herein, if an Eligible Employee is a “specified employee” under Section 409A of the Code, then any payment(s) to that Eligible Employee hereunder that (A) are not exempt from Section 409A and (B) are otherwise payable within 6 months after the Eligible Employee’s termination of employment shall instead be made on the date 6 months and 1 day after such termination of employment, and such payment(s) shall be increased by an amount equal to interest on such payment(s) at a rate of interest equal to the Federal Funds Rate in effect as of the date of termination of employment from the date on which such payment(s) would have been made in the absence of this provision and the payment date described in this sentence.

9.3 Anti-Assignment. No Eligible Employee may sell, assign, transfer, discount, pledge as collateral for a loan or otherwise anticipate the right to any payment under the Program.

9.4 Clawback. If the Administrator, Board, the Company or the Successor determines that it overpaid an Eligible Employee or paid an Eligible Employee an award and such Eligible Employee was not entitled to payment, then the Eligible Employee shall repay the mistaken amount within thirty (30) days after written notice thereof. If the Eligible Employee does not repay such amount, then the mistaken payment may be recovered by offsetting the mistaken payment against any money that might then or later be due to the Eligible Employee from the Company or any plan sponsored by the Company, to the extent permitted under applicable law. The right under this Section 9.4 to recover mistaken payments through offset is not the exclusive means by which recovery of the mistaken payment may be pursued. In addition to or in lieu of offset, the recovering person or entity may also pursue ordinary collection efforts or legal action against the Eligible Employee.

9.5 Headings; Integration. Headings are included for the convenience of reference only and shall not be used in the interpretation or construction of any provision contained in the Program. This Program contains all the elements of the Program and supersedes any prior discussions, agreements or understandings, and there are no promises, representations or agreements from the Company or the Successor other than as set forth herein. No modification, amendment, or waiver of any provision of this Agreement shall be effective unless executed in writing by the party to be charged with such modification, amendment, or waiver. Under no circumstances can the terms of this Program or any Award issued hereunder be waived or modified by an oral agreement.

9.6 Severability Clause. In the event any provision of the Program is held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Program, and the Program shall be construed and enforced as if the illegal or invalid provision had not been included, provided that if the illegality of invalidity deprives any party of the benefit of the obligations agreed to hereunder with respect to any Participant, then such illegality or invalidity shall invalidate the Program and the Program shall thereafter be void as to the relationship between the Company and that Participant.

9.7 At Will Employment. Nothing in the Program shall interfere with or limit in any way the right of the Employer or the Buyer to terminate any individual’s employment at any time. The Program shall not confer upon any individual any right to continue in the employ of an Employer or the Successor.

9.8 Governing Law. The laws of the State of Alabama shall govern the Program.

IN WITNESS WHEREOF, the Company adopts the Program on this     th day of June, 2011.

UNITED STATES PIPE AND FOUNDRY COMPANY, LLC

By:	/s/ Gregory E. Hyland
Gregory E. Hyland
Chairman and Chief Executive Officer

EXHIBIT A

FORM OF NOTICE OF ELIGIBILITY

This Agreement is made as of                     , 2011 by and between United States Pipe and Foundry Company, LLC (the “Company”) and the undersigned employee (the “Employee”).

The Company has agreed to offer the undersigned Employee the rights of an “Eligible Employee” under the Special Incentive Award Program (the “Program”). All terms used herein and not otherwise defined shall have the meaning given such terms in the Program and this Agreement shall be interpreted in the manner provided in the Program. In the event of any difference between this Agreement and the Program, the terms of the Program shall prevail.

1. Under the terms and subject to the conditions of a copy of the Program, the Employee is eligible for a Special Incentive Award of $                     and an Additional Incentive Award of $                    .

2. The undersigned Employee acknowledges receipt of the Program, and agrees to be bound by the terms and subject to the conditions of the Program, as interpreted by the Administrator in its sole discretion.

3. Any controversy, dispute or claim arising out of or relating to this Agreement or breach thereof shall first be settled by MWP’s Senior Vice President-Human Resources. If the dispute cannot be settled by the Senior Vice President-Human Resources, the parties agree to attempt in good faith to settle the dispute by mediation administered by JAMS. If the parties are unsuccessful at resolving the dispute through mediation, the parties agree to binding arbitration administered by JAMS pursuant to its Employment Arbitration Rules & Procedures and subject to JAMS Policy on Employment Arbitration Minimum Standards of Procedural Fairness. The situs of any mediation and arbitration shall be Atlanta, Georgia. Judgment on the award may be entered in any court having jurisdiction.

                     (Company Representative’s Initials)                                          (Employee’s Initials)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth opposite their names below.

Date:	UNITED STATES PIPE AND FOUNDRY
COMPANY, LLC

By:
Name: Gregory E. Hyland
Title: Chairman and Chief Executive Officer

Date:	Eligible Employee:

NAME: